UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2025

FORMER BL STORES, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIGGQ	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
                                Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on September 9, 2024 (the “Petition Date”), Former BL Stores, Inc. (formerly known as Big Lots, Inc. and referred to herein as the “Company”) and its other subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief (collectively, the “Bankruptcy Petitions”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Bankruptcy Court granted a motion seeking joint administration of the cases (the “Chapter 11 Cases”) under the caption In re: Big Lots, Inc., et al., Case No. 24-11967 (JKS).

As previously disclosed, on December 27, 2024, the Company reached an agreed upon Asset Purchase Agreement with Gordon Brothers Retail Partners, LLC (“Gordon Brothers”) that enables the transfer of assets of the Debtors, including stores, distribution centers, and intellectual property. On January 2, 2025, the Bankruptcy Court entered an order approving the sale of assets of the Debtors to Gordon Brothers (the “Sale”), and the Sale closed on January 3, 2025.

Following the closing of the Sale, the Debtors have remained in possession of their property and continued to manage their assets as “debtors-in-possession” pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code and have worked to monetize their remaining assets and transition and wind down their estates. The Debtors now believe that it would be in the best interests of their creditors to convert the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code (“Chapter 7 Cases”). Accordingly, on October 24, 2025, the Debtors filed a motion with the Bankruptcy Court seeking to convert the Chapter 11 Cases into Chapter 7 Cases (the “Motion”). A hearing on the Motion has been scheduled for November 4, 2025.

If approved by the Bankruptcy Court, the conversion of the Chapter 11 Cases to Chapter 7 Cases is expected to be effective as early as November 4, 2025. If the Motion is approved by the Bankruptcy Court, the Debtors’ Chapter 11 Cases will be converted to Chapter 7 Cases and a trustee will be appointed to liquidate the Debtors’ remaining assets for distribution in accordance with the priorities established by Chapter 7 of the Bankruptcy Code. If the conversion of the Chapter 11 Cases to Chapter 7 Cases occurs, the Debtors will no longer remain in possession of their remaining assets and properties, they will cease managing their remaining assets as debtors-in-possession, and their assets and properties will be liquidated for the benefit of their creditors.

If the conversion of the Chapter 11 Cases to Chapter 7 Cases occurs, the Company does not expect to file any further reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, unless or until deemed appropriate by the Chapter 7 trustee.

The Company also does not expect to be able to distribute any proceeds to the Company’s shareholders in or after the expected liquidation proceedings and, therefore, believes that its common shares are worthless.

Filings with the Bankruptcy Court and other information related to the Chapter 11 Cases are available on a website administrated by the Company’s claims agent, Kroll Restructuring Administration LLC, at https://cases.ra.kroll.com/biglots, by calling toll-free at (844) 217-1398 (or +1 (646) 809-2073 for calls originating outside of the U.S. or Canada), or by sending an email to biglotsinfo@ra.kroll.com.

Forward-Looking Statements

This Current Report on Form 8-K and the Exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are predictions based on our current expectations and our projections about future events, and are not statements of historical fact. Forward-looking statements include statements concerning our business strategy, among other things, including anticipated trends and developments in, and management plans for, our business and the markets in which we operate. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” and “continue,” the negative or plural of these words and other comparable terminology. All forward-looking statements included in this Form 8-K are based upon information available to us as of the filing date of this Form 8-K, and we undertake no obligation to update any of these forward-looking statements for any reason. You should not place undue reliance on these forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed in “Part I – Item 1A – Risk Factors” in our Annual Report on Form 10-K for the year ended February 3, 2024, the other factors discussed from time to time in other filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q and Current

Reports on Form 8-K. You should carefully consider the risks and uncertainties described under these sections. A wide range of factors relating to the Chapter 11 Cases could materially affect future developments and performance.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: October 30, 2025	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary